Exhibit 10.1

Quanta Services, Inc.

Term Sheet

2025 Annual Incentive Plan – Corporate Employees

Participants

Employees will be selected to participate in the Plan at the discretion of the Chief Executive Officer (“CEO”), provided that executive officers will be selected with the approval of the Compensation Committee after consultation with the CEO.

Target Incentive

A target incentive amount, representing a specified percentage of annual base salary, has been established for each participant in the Plan.

Performance Period

One year beginning on January 1, 2025 through December 31, 2025.

Company Performance Metrics and Weighting

Metrics and Weighting, which are determined by Compensation Committee annually, are as follows for 2025:

•	EBITDA 60%

•	EBITDA Margin 20%

•	Safety 20%

The payout on each metric will be determined based on the level of achievement as determined by the Compensation Committee relative to pre-established goals, according to the following table:

Percent of Achievement	Payout Percentage
Less than Minimum Threshold	0%
25%	25%
50%	50%
100%	100%
150%	150%
200%	200%

Administration and Limitations

•	When performance falls between the designated points in the table, the incentive will be determined by interpolation.

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Any incentive will be subject to (i) assessment of overall company performance to ensure that payout of incentives will not jeopardize the financial stability of the company, and (ii) discretion of Quanta management regarding individual performance.

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A participant must be employed by the company on the date incentive compensation under the Plan is paid. Any participant not employed by the company on the payment date forfeits any and all rights to such incentive compensation. It is the company’s intention to pay incentive compensation earned under the plan in March following the end of the calculation period.

•

A new participant added to this Plan during the Plan year will be pro-rated from their date of hire unless otherwise determined by the CEO or, in the case of any executive officer, the Compensation Committee.

Clawback Provision

Notwithstanding anything herein to the contrary, any and all incentive compensation awarded or paid by the Company shall be subject to clawback, forfeiture and repayment (i) to the extent necessary to comply with the requirements of applicable law, the rules and regulations of the Securities and Exchange Commission, applicable stock exchange listing standards, or any clawback policy of the Company, as amended from time to time, or (ii) to the extent deemed appropriate by the Board of Directors or any committee thereof, upon its determination that the recipient has violated applicable restrictive covenants.

Incentive Payout

Any incentive earned under the Annual Incentive Plan is intended to be paid in cash.

Quanta Services, Inc.

Term Sheet

2025 Senior Leadership Long-Term Incentive Plan

Participants

Employees will be selected to participate in the Plan with the approval of the Compensation Committee after consultation with the Chief Executive Officer (“CEO”).

Target Incentive

A target incentive amount, representing a specified percentage of annual base salary, has been established for each participant in the Plan.

Performance Period

Three years beginning on January 1, 2025 through December 31, 2027.

Company Performance Component

A specified percentage (namely, 70% with respect to the CEO, Chief Operating Officer (“COO”), President – Electric Power, and certain other senior leadership personnel designated by the CEO and reviewed by the Compensation Committee; 60% with respect to senior leadership personnel whose annual base salary rate is expected to exceed $400,000 as of December 31, 2025 or works in an operations-based position; and 50% with respect to other senior leadership personnel) of a participant’s long-term incentive target value will be awarded in performance stock units that, subject to the terms of the applicable award agreement, cliff vest following the end of the three-year performance period at the rate determined by the Compensation Committee based on the achievement of company financial performance metrics.

Company Performance Metrics and Weighting

Metrics and Weighting, which are determined by Compensation Committee shortly following commencement of the performance period, are as follows for 2025-2027:

Return on Invested Capital	60%
3-Year Cumulative Earnings Per Share	40%
Total Shareholder Return modifier	Potential adjustment of overall achievement percentage by ±15%

Following conclusion of the three-year performance period, the Compensation Committee will determine achievement with respect to the ROIC and EPS metrics relative to pre-established goals, which can be between zero and 200% and will then be subject to potential adjustment based on total stockholder return performance. The overall achievement and payout percentage will be certified by the Compensation Committee.

Individual Component

The remaining percentage (or 30% with respect to the CEO, COO, President – Electric Power and the other designated senior leadership personnel, 40% with respect to senior leadership personnel whose annual base salary rate is expected to exceed $400,000 as of December 31, 2025 or works in an operations-based position, and 50% with respect to other senior leadership personnel) of a participant’s long-term incentive target value will be awarded in time-vested restricted stock units that, subject to the terms of the applicable award agreement, vest ratably over a three-year period following the date of grant.

Administration and Limitations

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Any incentive will be subject to (i) assessment of overall company performance to ensure that payout of incentives will not jeopardize the financial stability of the company and (ii) discretion of Quanta management regarding individual performance, and (iii) approval by the Compensation Committee.

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It is intended that incentives pursuant to the Long-Term Incentive Plan be granted in equity-based awards, such as performance stock units and restricted stock units described above, that may be settled solely in common stock. However, with the approval of the Compensation Committee after consultation with the CEO, incentives pursuant to this plan may be granted in (or substituted with) equity-based awards that may be settled in cash.

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Generally, a participant must be employed by the company on the date of vesting to be eligible to receive the payout, and any participant not employed by the company on the vesting date forfeits any and all rights to such payout. However, the Compensation Committee, after consultation with the CEO, may determine to permit a participant who leaves prior to the completion of the three-year performance period to receive his or her payout, or some portion of it.

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Awards to a new participant added to this Plan during the first nine months of the performance period generally will be pro-rated from their date of hire unless otherwise determined by the Compensation Committee.

Clawback Provision

Notwithstanding anything herein to the contrary, any and all incentive compensation awarded or paid by the Company shall be subject to clawback, forfeiture and repayment (i) to the extent necessary to comply with the requirements of applicable law, the rules and regulations of the Securities and Exchange Commission, applicable stock exchange listing standards, or any clawback policy of the Company, as amended from time to time, or (ii) to the extent deemed appropriate by the Board of Directors or any committee thereof, upon its determination that the recipient has violated applicable restrictive covenants.

Quanta Services, Inc.

Term Sheet

2025 Discretionary Plan – All Employees

Participants

Employees may be selected to receive an award pursuant to this Plan at the discretion of the Chief Executive Officer (“CEO”), provided that any such award to an executive officer shall be subject to Compensation Committee approval.

Awards

Awards may be made in cash, restricted stock units, or a combination thereof.

Administration and Limitations

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A participant must be employed by the company on the date the award is paid. Any participant not employed by the company on the payment date forfeits any and all rights to such award. It is the company’s intention to pay the awards under the plan in March.

Clawback Provision

Notwithstanding anything herein to the contrary, any and all incentive compensation awarded or paid by the Company shall be subject to clawback, forfeiture and repayment (i) to the extent necessary to comply with the requirements of applicable law, the rules and regulations of the Securities and Exchange Commission, applicable stock exchange listing standards, or any clawback policy of the Company, as amended from time to time, or (ii) to the extent deemed appropriate by the Board of Directors or any committee thereof, upon its determination that the recipient has violated applicable restrictive covenants.